Exhibit (n)(4)
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, John L. Bernbach, a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, Robin A. Bienfait, a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, Andra S. Bolotin, Executive Vice President & Chief Financial Officer of Great-West Life & Annuity Insurance Company; that I, Jeff Carney, a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, Marcel R. Coutu, a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, André R. Desmarais, a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, Paul G. Desmarais, Jr., a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, Gary A. Doer, a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, Gregory J. Fleming, a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, Claude Généreux, a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, Alain Louvel, a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, Paula B. Madoff, a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, Paul A. Mahon, a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, Edmund F. Murphy III, President and Chief Executive Officer of Great-West Life & Annuity Insurance Company; that I, R. Jeffrey Orr, a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, Robert L. Reynolds, a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, T. Timothy Ryan, Jr., a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, Jerome J. Selitto, a member of the Board of Directors of Great-West Life & Annuity Insurance Company; that I, Brian E. Walsh, a member of the Board of Directors of Great-West Life & Annuity Insurance Company (the “Company”), a Colorado corporation, do hereby constitute and appoint Richard J. Bielen, President, Chairman of the Board, Chief Executive Officer and Director; Steven G. Walker, Executive Vice President, Chief Financial Officer and Director; Michael G. Temple, Vice Chairman, Chief Operating Officer and Director; Bradford D. Rodgers, Senior Vice President and Senior Counsel, Attorney-in-Fact of Protective Life Insurance Company, and each of them (with full power to each of them to act alone), as my true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for me and in my name, place and stead, in any and all capacities to execute (either in writing or electronically) on behalf of the Company or its separate accounts relating to annuity contracts and life insurance policies registered under the Securities Act of 1933 and/or the Investment Company Act of 1940, the “Registration Statements,” as defined below, and any and all amendments thereto, together with all exhibits, instruments, and other documents necessary or appropriate in connection therewith, and to file the same with the Securities and Exchange Commission or any other federal or state regulatory authority as may be necessary or desirable, hereby ratifying and confirming all and every act and thing requisite to all intents and purposes that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney does not revoke any prior power of attorney. This Power of Attorney shall not be revoked by any subsequent power of attorney I may execute, unless such subsequent power of attorney specifically revokes this Power of Attorney or specifically states that the instrument is intended to revoke all prior powers of attorney.

The “Registration Statements” covered by this Power of Attorney are defined to include the registration statements listed below:

Contract Name	Registration Statement Securities Act File Number	Separate Account Name	Separate Account Investment Company Act File Number
COLI VUL-2 Series Account	333-70963	COLI VUL-2 Series Account	811-09201
Schwab OneSource Choice Variable Annuity	333-194043	Variable Annuity-1 Series Account	811-07549
Schwab Advisor Choice Variable Annuity	333-194099	Variable Annuity-1 Series Account	811-07549
Great-West Smart Track Advisor Variable Annuity	333-212090	Variable Annuity-2 Series Account	811-05817

IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of February 2022.

/s/ John L Bernbach

John L. Bernbach*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Robin A. Bienfait

Robin A. Bienfait*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Andra S. Bolotin

Andra S. Bolotin*
Executive Vice President and Chief Financial Officer
Great-West Life & Annuity Insurance Company

/s/ Jeff Carney

Jeff Carney*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Marcel R. Coutu

Marcel R. Coutu*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Andre R. Desmarais

Andre R. Desmarais*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Paul G. Desmarais, Jr

Paul G. Desmarais, Jr.*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Gary A. Doer

Gary A. Doer*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Gregory J. Fleming

Gregory J. Fleming*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Claude Généreux

Claude Généreux*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Alain Louvel

Alain Louvel*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Paula B. Madoff

Paula B. Madoff*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Paul A. Mahon

Paul A. Mahon*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Edmund F. Murphy, III

Edmund F. Murphy, III*
President and Chief Executive Officer
Great-West Life & Annuity Insurance Company

/s/ R. Jeffrey Orr

R. Jeffrey Orr*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Robert L. Reynolds

Robert L. Reynolds*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ T. Timothy Ryan, Jr.

T. Timothy Ryan, Jr.*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Jerome J. Selitto

Jerome J. Selitto*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

/s/ Brian E. Walsh

Brian E. Walsh*
Member, Board of Directors
Great-West Life & Annuity Insurance Company

 By:
s/ Bradford Rodgers
Bradford Rodgers*
Senior Vice President and Senior Counsel, Attorney-in-Fact Protective Life Insurance Company